EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this registration statement on Form S-8 of ABB Ltd of our report dated February 11, 2005 with respect to the financial statements of Jorf Lasfar Energy Company S.C.A. for the year ended December 31, 2004, which is incorporated by reference in the ABB Ltd Annual Report on Form 20-F for the year ended December 31, 2004.



/s/ Price Waterhouse
Price Waterhouse


Casablanca, Morocco
October 27, 2005